UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2005

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws of South Carolina	I.R.S. Employer Identification No. 57-0248420

1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
     Item 1.01     Entry into a Material Definitive Agreement.
On October 16, 2005, Sonoco Products Company (the “Company”) amended the terms of 100,000 Restricted Stock Units awarded on December 31, 2000, to Harris E. DeLoach, Jr., the Company’s chief executive officer, under the 1991 Key Employee Stock Plan, as amended in 1995. The amendment defers the vesting of these units until six-months following his separation from service with the Company.

Also on October 16, 2005, the Registrant amended its director compensation program for 2006 to: (i) increase the annual retainer to $100,000 and require that $50,000 of the annual retainer be deferred each year into full value stock units which accrue dividend equivalents and are distributed upon termination of board service; (ii) eliminate annual stock option grants as a component of director compensation; (iii) eliminate the ability of directors to elect annually to defer their retainer into stock options; and (iv) increase the Committee Chair meeting fee to $2,500 per meeting. The amendments are effective January 1, 2006.
Section 2 – Financial Information
     Item 2.02     Results of Operations and Financial Condition.
On October 19, 2005, Sonoco Products Company issued a news release reporting the financial results of the Company for the quarter ended September 25, 2005. A copy of that release is attached as an exhibit hereto.
Section 9 – Financial Statements and Exhibits
     Item 9.01     Financial Statements and Exhibits.
(c) Exhibit 99 — Registrant’s 2005 Third Quarter Earnings Release

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 19, 2005	By:	/s/ C.J. Hupfer

C.J. Hupfer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99      Registrant’s 2005 Third Quarter Earnings Release